Exhibit 99.1

PROXY

FRANKLIN FINANCIAL NETWORK, INC.

722 COLUMBIA AVENUE

FRANKLIN, TENNESSEE 37064

(615) 236-2265

ANNUAL MEETING OF SHAREHOLDERS

            , 2014

PLEASE SIGN AND RETURN PROMPTLY IN THE SELF-ADDRESSED ENVELOPE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Richard Herrington and David H. Kemp as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock of Franklin Financial Network, Inc., which the undersigned is entitled to vote at the annual meeting of shareholders to be held at the offices of Franklin Synergy Bank at 722 Columbia Avenue, Franklin, Tennessee 37064, on             ,             , 2014, at     .m. Central Time, or any adjournment thereof.

This proxy is solicited on behalf of our Board of Directors and will be voted in accordance with the undersigned’s instructions set forth herein. If no instruction is given, this proxy will be voted FOR each of Proposals 1 through 5.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF PROPOSALS 1 THROUGH 5.

PROPOSAL 1 – To approve the Agreement and Plan of Reorganization and Bank Merger dated as of November 21, 2013, by and between MidSouth Bank and Franklin Financial Network, Inc., and Franklin Synergy Bank (the “merger agreement”) and the issuance of shares of FFN common stock as merger consideration as contemplated by the merger agreement (the “FFN merger proposal”), as described in the accompanying proxy statement.

PROPOSAL 2 – To elect seven directors to serve on our Board of Directors until the 2015 annual meeting of shareholders:

☐	FOR all nominees listed below:

Henry W. Brockman

James W. Cross, IV

Richard E. Herrington

David H. Kemp

Paul M. Pratt, Jr.

Melody J. Smiley

Pamela J. Stephens

☐	WITHHOLD AUTHORITY for all nominees

Instruction: To withhold authority to vote for any director nominee, mark this box and draw a line through the name of the nominee in the list above.

PROPOSAL 3 – To ratify the selection of Crowe Horwath LLP as our independent registered public accounting firm for 2014.

☐             FOR                    ☐              AGAINST                    ☐             ABSTAIN

PROPOSAL 4 – To approve an amendment to our 2007 Omnibus Equity Incentive Plan to increase the number of shares of the Corporation’s common stock available for issuance under the plan from 1,500,000 to 2,000,000.

☐             FOR                    ☐              AGAINST                    ☐              ABSTAIN

PROPOSAL 5 – To approve any proposal of the Board of Directors to adjourn or postpone the annual meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the annual meeting to approve the FFN merger proposal.

☐             FOR                    ☐              AGAINST                    ☐              ABSTAIN

With respect to any other item of business that properly comes before the meeting, the proxy holders are authorized to vote the undersigned’s shares in accordance with their best judgment.

PLEASE SIGN BELOW AND RETURN IN THE ENCLOSED STAMPED ENVELOPE.

THIS IS THE ONLY DOCUMENT YOU NEED TO RETURN AT THIS TIME.

Date:
Print Shareholder Name

Signature of Shareholder(s)

Date:
Print Joint Shareholder Name

Signature of Joint Shareholder(s)